SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement	Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

DSI REALTY INCOME FUND VII, a California Limited Partnership
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ]	$500 per each party to the controversy pursuant to Exchange Act Rule
14a-69I)(3).
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:


DSI Realty Income Fund VII
A California Limited Partnership
6700 E. Pacific Coast Hwy. #150
Long Beach, CA 90803


NOTICE OF SOLICITATION OF CONSENTS OF LIMITED PARTNERS

DSI REALTY INCOME FUND VII, a California limited partnership (the "Partnership"), hereby solicits from Limited Partners of the Partnership a written consent ("Consent") approving amendments to the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement"): 1) amending paragraphs 5 and 17 of the Limited Partnership Agreement to permit the Limited Partnership to continue through the end of the term of the Partnership even in the event of a dissolution of one of the General Partners of the Partnership; and 2) amending paragraph 19(b) of the Limited Partnership Agreement to require Limited Partners to offer a right of first refusal to the General Partners to proposed transfers of Limited Partnership Units, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers from one individual Retirement Account to another.

The proposals are more fully described in the Consent Statement accompanying this Notice. The vote will be obtained through the solicitation of written consents, and no meeting of Limited Partners will be held.

Limited Partners of record at the close of business on March 31, 2003 are entitled to receive notice of the solicitation and to submit a Consent. Only Consents received on or before 5:00 p.m. Long Beach, California time on May 15, 2003 will be valid.

YOUR CONSENT IS IMPORTANT, REGARDLESS OF THE NUMBER OF UNITS YOU HOLD. TO ASSURE THAT YOUR CONSENT WILL BE CONSIDERED, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED NO LATER THAN 5:00 PM LONG BEACH, CALIFORNIA TIME ON MAY 15, 2003.
ANY CONSENT THAT IS SIGNED AND RETURNED BUT IS NOT SPECIFICALLY MARKED "AGAINST" OR "ABSTAIN" WILL BE DEEMED TO BE A VOTE "FOR" THE PROPOSAL.

Respectfully submitted,

DSI REALTY INCOME FUND VII
By:  DSI Properties, Inc.
As General Partner



By:    <sig>_______________________
       ROBERT J. CONWAY, President

CONSENT OF LIMITED PARTNERS

To the Limited Partners of DSI REALTY INCOME FUND VII, a California Limited
Partnership:

This Consent Statement is furnished to the limited partners of DSI REALTY INCOME FUND VII, a California Limited Partnership (the "Partnership"), in connection with the solicitation of written consents with respect to the matters set forth below. This Consent Statement is first being mailed to limited partners of the Partnership on or about April 15, 2003.

In connection with this Consent Statement, limited partners are being asked to consider and consent to two proposals (the "Proposals") to amend the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement") to: 1) amend paragraphs 5 and 17 of the Limited Partnership Agreement to permit the Limited Partnership to continue through the end of the term of the Partnership even in the event of a dissolution of one of the General Partners of the Partnership; 2) amend paragraph 19(b) of the Limited Partnership Agreement to require Limited Partners to offer a right of first refusal to the General Partners to proposed transfers of Limited Partnership Units, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers from one individual Retirement Account to another.

The principal executive office of the Partnership is 6700 E. Pacific Coast Highway #150, Long Beach, California 90803. The telephone number of the principal executive office of the Partnership is (562) 493-3022.

YOUR CONSENT IS IMPORTANT, SINCE APPROVAL OF THE AMENDMENTS REQUIRES THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING INTERESTS HELD BY LIMITED PARTNERS. ACCORDINGLY, YOU ARE URGED TO READ AND TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS CONSENT STATEMENT.


The date of this Consent Statement is April 15, 2003.


DSI Realty Income Fund VII
A California Limited Partnership
CONSENT

The following proposal is made by, and this consent is solicited by, DSI REALTY INCOME FUND VII, a California limited partnership (the "Partnership") for the purpose of obtaining the consent of limited partners of record holding a majority of the limited partnership interests in the Partnership in accordance with Section 21 of the Partnership's Limited Partnership Agreement.

The undersigned, a limited partner of the Partnership, does hereby vote or abstain and grant or withhold consent as follows:

(a) That paragraphs 5 and 17 of the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement") be amended to permit the Limited Partnership to continue through the end of the term of the Partnership even in the event of a dissolution of one of the General Partners of the Partnership.

        FOR [ ]       AGAINST [ ]  	   ABSTAIN [ ]

(b) That paragraph 19(b) of the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement") be amended to require Limited Partners to offer a right of first refusal to the General Partners to proposed transfers of Limited Partnership Units, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers from one individual Retirement Account to another.

 	FOR [ ]       AGAINST [ ]  	  ABSTAIN [ ]

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each holder should sign.


Signature:


Additional Signature (if any):


Print Name:


Print Additional Name (if any):

Date of Execution: _______________
RIF A/C #:
Number of Units Owned:

When completed, please DETACH & RETURN this Consent in the enclosed envelope to:

DSI Properties, Inc., P.O. Box 357, Long Beach, CA 90801


GENERAL INFORMATION
Under California law and paragraph 21 of the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement"), most provisions of the Limited Partnership Agreement, including those relevant here, may be amended upon the vote of Limited Partners holding more than 50% of the then outstanding Limited Partnership interests (cf. California Corporations Code
section 15637(i) and paragraph 21 of the Limited Partnership Agreement).   Any
action that may be taken at any annual or special meeting of limited partners may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by partners having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all entitled to vote thereon were present and voted, and those consents are properly delivered to the partnership. The Limited Partnership Agreement does not limit the right of limited partners of the Partnership to take action by written consent.

DSI Realty Income Fund VII (the "Partnership"), has two general partners (DSI Properties, Inc., and Diversified Investors Agency) and limited partners owning 24,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

DSI Realty Income Fund VII (the "Partnership") is a publicly-held limited partnership organized under the California Uniform Limited Partnership Act pursuant to a Certificate and Agreement of Limited Partnership dated August 1, 1983. Pursuant to applicable law the Partnership subsequently elected to be governed by the California Revised Limited Partnership Act. The General Partners are DSI Properties, Inc., a California corporation, Diversified Investors Agency, a general partnership, whose current partners are Robert J. Conway and Joseph W. Conway, brothers. The General Partners are affiliates of Diversified Securities, Inc., a wholly-owned subsidiary of DSI Financial, Inc. The General Partners provide similar services to other partnerships. Through its public offering of Limited Partnership Units, the Partnership sold twenty-four thousand (24,000) units of limited partnership interests aggregating Twelve Million Dollars ($12,000,000). The General Partners have retained a one percent (l%) interest in all profits, losses and distributions (subject to certain conditions) without making any capital contribution to the Partnership. The General Partners are not required to make any capital contributions to the Partnership in the future. The Partnership is engaged in the business of investing in and operating mini-storage facilities with the primary objectives of generating, for its partners, cash flow, capital appreciation of its properties, and obtaining federal income tax deductions so that during the early years of operations, all or a portion of such distributable cash may not represent taxable income to its partners.

Funds obtained by the Partnership during the public offering period of its units were used to acquire six mini-storage facilities. The Partnership does not intend to sell additional limited partnership units. The term of the Partnership is fifty years but it is anticipated that the Partnership will sell and/or refinance its properties prior to the termination of the Partnership. The Partnership is intended to be self-liquidating and it is not intended that proceeds from the sale or refinancing of its operating properties will be reinvested. The Partnership has no full time employees but shares one or more employees with other publicly held limited partnerships sponsored by the General Partners. The General Partners are vested with authority as to the general management and supervision of the business and affairs of The Partnership. Limited Partners have no right to participate in the management or conduct of such business and affairs. An independent management company has been retained to provide day-to-day management services with respect to all of the Partnership's investment properties.

The General Partners have fixed the close of business on March 31, 2003 as the record date for the determination of limited partners entitled to consent to the Proposals (the "Record Date"). Accordingly, only limited partners of record on the books of the Partnership at the close of business on the Record Date will be entitled to consent to the Proposals. The General Partners have also fixed May 15, 2003 as the date on or after which the written consents will be tabulated.

On the Record Date, the Partnership had outstanding 24,000 Partnership Units, which are the only outstanding voting securities of the Partnership. On all matters, each Unit is entitled to one vote by written consent.

The cost of soliciting consents will be borne by the Partnership. In addition to solicitation by mail, partners and employees of the Partnership may solicit consents by telephone, telegraph or personal contact without additional compensation.

Consents in the accompanying form that are properly executed and dated, duly returned and not revoked will be tabulated in accordance with the instructions on such consents. If a consent is executed but no indication is made with respect to the matter contained in such consent as to which action is to be taken, such consent will be deemed to constitute a consent to the particular matter(s) contained thereon with respect to which no indication is made. Any consent may be revoked in writing at any time prior to the close of business on the date that consents signed by a sufficient number of limited partners to take the action are received by the Partnership. The unrevoked signed and dated consents of the holders of a majority of the Units outstanding as of the Record Date are necessary to effect the approval of the Proposals.


PROPOSAL NO. 1
AMENDMENT TO THE CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (THE "LIMITED PARTNERSHIP AGREEMENT") AMENDING PARAGRAPHS 5 AND 17 OF THE LIMITED PARTNERSHIP AGREEMENT TO PERMIT THE LIMITED PARTNERSHIP TO CONTINUE THROUGH THE END OF THE TERM OF THE PARTNERSHIP EVEN IN THE EVENT OF A DISSOLUTION OF ONE OF THE GENERAL PARTNERS OF THE PARTNERSHIP

	Introduction
	The limited partners are being asked to vote on a proposal to approve an amendment to paragraphs 5 and 17of the Limited Partnership Agreement to permit the Limited Partnership to continue through the end of the term of the Partnership even in the event of a dissolution of one of the General Partners of the Partnership. At present, the Partnership has two general partners, DSI Properties, Inc., a California corporation, and Diversified Investors Agency, a general partnership ("DIA"). The death of a partner in DIA, could, by operation of law, therefore trigger an unintended and non-orderly dissolution of the Limited Partnership. The proposed amendment would permit the Limited Partnership to continue through the end of the term of the Partnership even in the event of a dissolution of one of the General Partners of the Partnership. The General Partner believes it is in the best interests of the Partnership to so permit the Partnership to continue so as to allow an orderly continuation of the Partnership's business.

	Text of Proposal No. 1 Proposed Amendments to the Limited Partnership
Agreement

5. Term of Partnership. The Partnership shall commence on the date of the first recording of this Certificate and agreement of Limited Partnership, and shall terminate on the first of the following to occur:

(A)	Fifty (50) years from the date hereof;

(B)	The date on which the Partnership is dissolved by the parties hereto in accordance with the terms of this Agreement; or

(C)	The date on which the partnership is dissolved by judicial decree.

	. . . . . . .

17. Dissolution and Termination,

              (A) Except as provided in this Section 17, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of the following events:

(i) The expiration of the term of the Partnership as specified in Section 5 hereof;

(ii) The decision by a vote of a majority in interest of the Limited Partners to dissolve and terminate the Partnership;

(iii) The death, insanity, adjudication of bankruptcy or insolvency or dissolution of a General Partner unless within a period or 90 days from the date of such event, (a) the remaining General Partner, if any, elects to continue the business of the Partnership or (b) if there is no remaining General Partner, the Limited Partners, unanimously, elect to continue the Partnership and a successor General Partner is elected by the Limited Partners as provided in Section 17(E) hereof;

(iv) The removal of a General Partner, unless (a) there is a remaining General Partner which elects to continue the business of the partnership or (b) prior to the effective date of such expulsion a successor General Partner is elected by the Limited Partners as provided in Section 17(E) hereof which successor elects to continue the business of the partnership; or

(v) The sale of all of the Partnership property and the conversion into cash of any proceeds of a sale originally received in a form other than cash.

The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by withdrawal, expulsion, death, insolvency, bankruptcy or other disability of a Limited Partner.


(B) Upon the winding up and dissolution of the Partnership, the Partnership shall engage in no further business thereafter other than may be necessary to wind up its business and distribute its assets. The proceeds from the liquidation of the Partnership assets shall be divided and distributed in the following order:

(i) The expenses of liquidation and the debts of the Partnership, other than any debts owing to the Partners, shall be paid;

(ii) Such debts of the Partnership as are owing to the Partners, including any loans, shall be paid; and

(iii) The remaining proceeds shall be distributed in accordance with
Section II hereof.

(C) Upon dissolution and termination of the Partnership, the General Partners will contribute to the Partnership an amount equal to the Lesser of (1) the deficit balances in their capital accounts or (2) the excess of 1.01% of the total capital contributions of the Limited Partners over the amount of any capital previously contributed by the General Partners.

(D) Notwithstanding anything contained in Section 17(A) hereof if upon the occurrence of any event specified in


Proposal No. 1 Continued on Reverse...
clauses (iii) or (iv) of said Section, there is no remaining General Partner, a meeting of the Limited Partners shall be held at a place located within a twenty-five mile radius of the most recent principal place of business of the Partnership within 45 days after the happening of such event to consider whether to continue the Partnership on the same terms and conditions as are contained in this Agreement (except that the General Partner or General Partners may be different) and to select a General Partner or General Partners for the Partnership, or whether to wind up the affairs of the Partnership, liquidate its assets and distribute the proceeds therefrom in accordance with the terms of this Agreement. The Partnership may be continued by majority (unanimous if the event is one specified in clause (iii)) vote of the Limited Partners at such meeting, or by majority (unanimous if the event is one specified in clause (iii)) written consent of the Limited Partners. If the Partnership is continued pursuant to the preceding sentence, the Limited Partners may, by majority (unanimous if the event is one specified in clause
(iii)) vote, select a new General Partner or General Partners for the Partnership. The new General Partner or General Partners shall execute, acknowledge and record an amended Certificate of Limited Partnership for the Partnership. The continuance of the Partnership pursuant to the terms of this section is conditioned upon: (i) the purchase by the Partnership of the interest of the terminated General Partner by the Partnership pursuant to the provisions set forth hereinbelow; (ii) the amendment of the Certificate of Limited Partnership to reflect the foregoing change and compliance by the Partnership with the provisions of the California Revised Limited Partnership Act; and (iii) delivery to the terminated General Partner of an indemnification agreement by the Partnership, in form and substance reasonably satisfactory to the terminated General Partner, indemnifying and holding the terminated General Partner harmless against all future liabilities of the Partnership. Expenses incurred in the reformation, or attempted reformation, of the Partnership shall be deemed expenses of the Partnership.

(E)(i) If the Partnership is continued upon the occurrence of any of the events specified in Section 17(A) hereinabove pursuant to the provisions thereof or, pursuant to the provisions of Section 17(D) hereinabove, the Partnership shall be required to purchase such General Partner's interest in the Partnership, including all incentive and subordinated interests, as set forth in this Agreement, and pursuant to, and in the manner set forth in this Section 17(E).

(ii) The purchase price for such General Partner's interest in the Partnership (excluding accrued but unpaid fees or commissions, which fees or commissions shall be paid not more than 180 days from the date of the terminating event) shall be the "fair market value" of such interest as of the "Evaluation date" which shall be the date of the terminating event,

(iii) The "fair market" value of such General Partner's interest shall be the amount the terminated General Partner would receive upon dissolution and termination of the Partnership assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Partnership were sold for their then fair market value without any compulsion on the part of the Partnership to sell such assets. Such value shall be computed by a firm of certified public accountants and a present valuation of all Partnership properties determined by an independent real estate appraiser. The Partnership and such General Partner shall each bear one half of the expense of engaging an accounting firm and/or appraiser pursuant to the foregoing provisions.


(iv) In the event of a dispute as to the determination of the amount or the purchase price in accordance with the foregoing, such amount shall be determined by arbitration under the rules of the American Arbitration Association at Los Angeles, California. The costs of such arbitration shall be borne one half by the Partnership and one half by the terminated General Partner. The agreement of the terminated General Partner and the remaining or new General Partner or General Partners, as set forth hereinbelow, or the arbitrator's decision as to the amount of the purchase price shall be binding upon the terminated General Partner, the remaining or new General Partner, as set forth hereinbelow, the Partnership and the Limited Partners.

(F) Upon determination of the purchase price of such General Partner's interest pursuant to the provisions of this Section 17, the terminated
General Partner's interest shall be converted immediately and without any further action by such General Partner, any other General Partner, the Limited Partners or the Partnership (other than for any required amendment of this Agreement and the recording of an amended Certificate of Limited Partnership) into Units at the conversion rate of one Unit for the then fair market value of each Unit as valued by the accountants and the appraiser on the basis as provided in Section 17(E)(ii) above, and thereafter shall be held as a limited Partner's interest by such terminated General Partner or its successors, assigns, heirs, legatees or legal representatives.

(G) Notwithstanding the provisions of Section 17(F) hereinabove, the, Partnership may elect to have the Partnership purchase the terminated General Partner's interest for cash rather than have such interest converted to a limited partnership interest as provided in said Section 17(F). The Partnership shall make such election by giving the terminated General Partner written notice thereof within thirty days of receipt of the final determination of the value of his interest as provided for herein. In the event of such election, the Partnership shall tender payment in full for such interest to the terminated General Partner within thirty days of such notice; provided, however, that if, on the date such payment is due, the Partnership's cash position is such that said payment would result in the Partnership's working capital reserves not being adequate to meet its reasonably foreseeable requirements, then in such event, the Partnership shall pay the terminated General Partner a sum equal to twenty-five percent of the value of his interest with the balance payable together with interest at the current prime rate, as it shall be on a daily basis, as established by the Bank of America, in sixty monthly installments on the thirtieth day following the aforesaid initial payment which payment shall be due and payable on the same date as full payment would be due and payable as provided above.

(H) Notwithstanding any other provisions of this Agreement to the contrary, if a new general partner is elected pursuant to the provisions of this Section 17, the terminated General Partner will, along with all other Partners have its interest in the Partnership's profits, losses, and distributions reduced, pro rata, to provide compensation, or an interest in the Partnership, or both, to such new general partner pursuant to the requirements of California's Revised Limited Partnership Act.

THE GENERAL PARTNERS RECOMMEND YOUR WRITTEN CONSENT TO APPROVE THE AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT.

PROPOSAL NO. 2

AMENDMENT TO THE CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (THE "LIMITED PARTNERSHIP AGREEMENT") AMENDING PARAGRAPH 19(b) TO REQUIRE LIMITED PARTNERS TO OFFER A RIGHT OF FIRST REFUSAL TO THE GENERAL PARTNERS TO PROPOSED TRANSFERS OF LIMITED PARTNERSHIP UNITS, EXCEPT FOR TRANSFERS BY GIFT, INHERITANCE, INTRAFAMILY TRANSFERS, FAMILY DISSOLUTIONS, TRANSFERS TO AFFILIATES AND TRANSFERS FROM ONE INDIVIDUAL RETIREMENT ACCOUNT TO ANOTHER.

Introduction

The limited partners are being asked to vote on a proposal to approve an amendment to paragraph 19(b) of the Limited Partnership Agreement to require Limited Partners to offer a right of first refusal to the General Partners to proposed transfers of Limited Partnership Units, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers from one individual Retirement Account to another. Under current paragraph 19(b)(i), the General Partners, have a right in their sole and absolute discretion to consent or not to consent to proposed assignments of Units in the Limited Partnership. The proposed amendment would require proposed assignments of Units to be subject to a right of first refusal in the General Partners. This process would make clear the procedure to be in the event of proposed assignments.

Text of Proposed Amendments to the Limited Partnership Agreement

19. Transfer of Partnership Interests;

(a)	[unchanged];

(b)	Limited Partners: Any Limited Partner may assign Units, but not fractional Units, to a person who is lawfully empowered to become and does become, a substituted Limited Partner in the Partnership in respect of such assigned interest, subject to the following:

(i) The limited partner must give written notice of the terms of any proposed assignment via certified or registered mail to the General Partners; said notice shall state the number of Units proposed to be assigned, the purchase price and terms of payment for which the limited partner proposes to assign such Unit(s) and the name and address of the proposed assignee. Within ten
(10) days after receipt of said notice, the General Partners shall have the right, but not the obligation, to elect to purchase the Units at the price and terms of payment designated in the notice. If the notice provides for the payment of non-cash consideration, the General Partners may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the General Partners. If the General Partners exercise such right within such ten (10) day period, the General Partners shall give written notice of that fact to the transferring limited partner. If the General Partners fail to elect to purchase the Unit(s) proposed to be assigned within the ten (10) day period described, then the transferring limited partner may assign the Unit(s) described in the notice not so purchased, to the proposed assignee provided such assignment is completed within the time and is made on terms no less favorable to the transferring limited partner than as designated in the notice, and complies with all securities and tax requirements;

(c)	[unchanged];
(d)	[unchanged];
(e)	[unchanged]

	. . . . . . .


ADDITIONAL INFORMATION

	 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2003, no person of record owned more than 5% of the limited partnership units of Registrant, nor was any person known by Registrant to own of record and beneficially, or beneficially only, more than 5% thereof. Registrant currently has 879 limited partners of record. There is no intention to sell additional limited partnership units nor is there a market for these units. Registrant's Registration Statement on Form S-11, was previously filed pursuant to the Securities Act of 1933, as amended, and is incorporated herein by this reference. The only change to the information contained in said Registration Statement on Form S-11 is the fact that Messrs. Benes and Blakley have retired and Messrs. Robert J. Conway and Joseph W. Conway equity interest in DSI Financial, Inc., parent of DSI Properties, Inc., has increased.

	DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT'S GENERAL PARTNER

The General Partners of Registrant are the same as when the Partnership was formed, i.e., DSI Properties, Inc., a California corporation, and Diversified Investors Agency. As of March 31, 2003, Messrs. Robert J. Conway and Joseph W. Conway, each of whom own approximately 48.4% of the issued and outstanding capital stock of DSI Financial, Inc., a California corporation, together with Mr. Joseph W. Stok, currently comprise the entire Board of Directors of DSI Properties, Inc.

Mr. Robert J. Conway is 69 years of age and is a licensed California real estate broker, and since 1965 has been President and a member of the Board of Directors of Diversified Securities, Inc., and since 1973 President, Chief Financial Officer and a member of the Board of Directors of DSI Properties, Inc. Mr. Conway received a Bachelor of Science Degree from Marquette University with majors in Corporate Finance and Real Estate.

Mr. Joseph W. Conway is age 73 and has been Executive Vice President, Treasurer and a member of the Board of Directors of Diversified Securities, Inc. since 1965 and since 1973 the Vice President, Treasurer and member of the Board of Directors of DSI Properties, Inc. Mr. Conway received a Bachelor of Arts Degree from Loras College with a major in Accounting.

Mr. Joseph W. Stok is age 80 and has been a member of the Board of Directors of DSI Properties, Inc. since 1994, a Vice President of Diversified Securities, Inc. since 1973, and an Account Executive with Diversified Securities, Inc. since 1967.

Other Information
The Partnership files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information filed by the Partnership at the SEC's public reference rooms in Washington, D.C., New York City and Chicago, Illinois. The Partnership's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. In addition, copies of the Partnership's financial statements filed with the SEC will be mailed to limited partners without charge upon receipt of written request to Secretary, DSI REALTY INCOME FUND VII, 6700 E. Pacific Coast Highway #150, Long Beach, California 90803.

BY ORDER OF THE General Partners
Long Beach, California
April 15, 2003


LIMITED PARTNERS ARE URGED TO SPECIFY THEIR CHOICE AND TO DATE, SIGN, AND RETURN THE ENCLOSED CONSENT IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.